AMENDMENT TO

ADMINISTRATION AGREEMENT

THIS AMENDMENT is made as of February 9, 2023, by and between JPMorgan Investment Management, Inc., JPMorgan Insurance Trust (formerly JPMorgan Fund Management, Inc.) and the entities who are currently parties to the Administration Agreement, dated February 19, 2005, as previously amended, in place for the investment companies in the JPMorgan fund complex (the “Agreement”).

WHEREAS, the parties hereto wish to amend the Agreement, to reflect the removal of JPMorgan Trust III as a party to the Agreement, effective retroactively as of September 26, 2019.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the same meaning as are set forth in the Agreement.

2.	As of the date of the Amendment, Schedule A is replaced with New Schedule A attached hereto.

3.	This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

4.	This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

JPMorgan Investment Management, Inc.

By:
Name:
Title:

J.P. Morgan Fleming Mutual Fund Group, Inc.
J.P. Morgan Mutual Fund Investment Trust
JPMorgan Insurance Trust
JPMorgan Trust I
JPMorgan Trust II
JPMorgan Trust IV
Undiscovered Managers Funds
Each on behalf of itself and each of its Funds

By:
Name:
Title:

SCHEDULE A

TO THE ADMINISTRATION AGREEMENT

(Effective as of February 9, 2023)

Name of Trust

Name of Entity	State and Form of Organization
J.P. Morgan Fleming Mutual Fund Group, Inc.	Maryland corporation

J.P. Morgan Mutual Fund Investment Trust	Massachusetts business trust

JPMorgan Insurance Trust	Massachusetts business trust

JPMorgan Trust I	Delaware statutory trust

JPMorgan Trust II	Delaware statutory trust

JPMorgan Trust IV	Delaware statutory trust

Undiscovered Managers Funds	Massachusetts business trust